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                                                                   EXHIBIT 10(f)

                THE TRANZONIC COMPANIES SUPPLEMENTAL RETIREMENT
                     AND NONQUALIFIED DEFERRED COMPENSATION
                             PLAN EXECUTIVE SUMMARY

OBJECTIVES              To provide supplemental retirement income to eligible
                        executives and to permit eligible executive employees to defer compensation on a pre-tax basis.

PARTICIPANTS            Participation is available to individuals designated by
                        the Board of Directors, the Chief Executive Officer and the President of the Corporation. Participants must be either members of the Corporation's management team or otherwise highly compensated employees of the Corporation.

CONTRIBUTIONS           The participant may elect to defer payment of a
                        specified portion of the salary or bonus payable at some time in the future by the Corporation to him or her until his or her termination of employment or other specified events. The amount of a participant's annual salary reduction contribution is unlimited.

DISTRIBUTION/           Distributions will be made to participants upon
  VESTING               termination of employment or the financial hardship of
                        the participant. Participants are fully vested in their benefits under the Plan at all times; that is, the participant will receive the entirety of his or her account balance under the Plan at his or her termination of employment for any reason, even voluntary termination of employment.

TAXATION OF BENEFITS/   It is the intent of the Corporation that benefits under
  DEDUCTIONS            the Plan will be taxed to the participant as he or she
                        receives them after termination of employment. The
                        Corporation will generally receive a deduction for its contributions at that time.

FUNDING AND STATUS      There shall be no formal funding for the Corporation's
  OF PARTICIPANT        contractual obligation under the Plan. This is necessary
  AS CREDITOR           in order to defer the taxable event to the participant.
                        Any participant to whom an amount is credited under the Plan shall constitute a general, unsecured credit of the Corporation.

REGULATORY/COST         ERISA and the Internal Revenue Code's rather onerous
  BURDENS               tax-qualified plan rules generally do not apply to
                        the Plan. The Plan likely will be an extremely low-internal-and-external-cost benefit device.

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                            THE TRANZONIC COMPANIES
                    SUPPLEMENTAL RETIREMENT AND NONQUALIFIED
                           DEFERRED COMPENSATION PLAN

        This unfunded elective deferred compensation plan (the "Plan"), effective as of October 1, 1996, is hereby adopted and established as The Tranzonic Companies Supplemental Retirement and Nonqualified Deferred Compensation Plan and will be maintained by The Tranzonic Companies (the "Company") for the purpose of providing benefits for certain individuals as provided herein.

                                   ARTICLE I
                         ELIGIBILITY AND PARTICIPATION

        Section 1.1 All management or highly compensated employees who have been identified as influential within the Company and have been selected to participate in the Plan by the Board of Directors of the Company, the Chief Executive Officer or the President of the Company are eligible to become and remain participants in the Plan.

        Section 1.2 The individuals described in Section 1.1 shall be eligible to participate in the Plan and may do so by filing a written election with the Company in the form attached or other form approved by the Company. A participant may defer up to fifteen percent (15%) of his or her normal annual W-2 wages or any lesser portion of his or her compensation otherwise payable to him or her by the Company after the date of said election as he or she may specify in said written election to the Company, and the amounts so deferred shall be paid only as provided in the Plan. In the first year in which a participant becomes eligible to participate in the Plan, the newly eligible participant may make an election to defer compensation (for services to be performed subsequent to the election) within 30 days after the date the person becomes eligible. Subsequently, except as otherwise provided herein, changes in elections to defer payment of compensation must be made on or before the December 1st prior to the beginning of the calendar year for which compensation is payable.

        Section 1.3 For each individual electing to participate in the Plan, the Company shall establish and maintain a deferred compensation account. The amount of each participant's deferred compensation shall be credited to this account as of the date such compensation otherwise would be payable. There shall be no formal funding for payments under the Plan. Any participant to whom an amount is credited under the Plan shall be deemed a general, unsecured creditor of the Company.

        Section 1.4 Any participant may change the amount of, or suspend, future deferrals as he or she may specify by written notice to the Company. The prior election to defer shall be irrevocable as to compensation already deferred previous to any such suspension or new election. If a participant elects to suspend deferrals, such suspension shall be made on at least twenty
(20) days prior written notice to be effective the next following January 1, April 1, July 1 or October 1. If a participant elects to suspend deferrals, the participant may subsequently make a new election to again become a participant in the Plan. As noted in Section 1.2, any such new election to defer payment of compensation must be made by December 1 before the beginning of the period of service for which the compensation is payable, which period shall be the calendar year.


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                                   ARTICLE II
                             DEFERRED COMPENSATION

        All amounts credited under the terms of the Plan to a deferred compensation account maintained in the name of a participant by the Company shall be credited with interest at a rate equal to eight percent (8%) per annum, compounded semi-annually, until the entire amount credited to the account has been distributed to the participant or to the participant's beneficiary in accordance with a written designation which has been delivered to the Company.

                                  ARTICLE III
                                  DISTRIBUTION

        Section 3.1 On the first day of the month next following the date on which a participant's employment with the Company and all other related employers (as determined under Section 414 of the Internal Revenue Code) terminates for any reason including death, distribution of the amount credited to the participant's account in accordance with this Plan shall commence to or with respect to the participant in accordance with either of the alternatives set forth below as selected by the participant. For purposes of this Agreement, a participant's employment with the Company shall be deemed terminated in the event of a Change of Control (as defined below) when, in addition to a Change of Control, a participant's right to benefits under this Agreement has not been informally funded through a so-called "Rabbi Trust Agreement" substantially similar to that described in Revenue Procedure 92-64. A Change of Control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

        Selection of a payment alternative shall be made at the time the participant first elects to participate in the Plan. The alternative forms of distribution shall be:

        (a)  lump sum; or

        (b) substantially equal consecutive quarterly installments over a period not to exceed ten (10) years. Interest shall be credited to a participant's deferred compensation account through the date of the initial and subsequent distributions and shall be added to the participant's account and distributed as a part of the next amortized installment. Distribution shall be made or commence on the first day of the month next following the date on which the participant's employment with the Company and any other related employers (as determined under Section 414 of the Internal Revenue Code) terminates. Subsequent installments, if any, will be made on the first day of each successive quarter following the date of the first installment. Each such installment, if any, shall include interest credited to the balance of the participant's accounts. The final installment will be the balance of the participant's deferred compensation account and all undisbursed interest credited to the account. However, upon the request of a participant whose account is in the process of an installment distribution, the Board of Directors of the


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Company, in its sole discretion and without any obligation to do so, may accelerate any or all payments credited to said participant.

        Section 3.2 If a participant should die before distribution of the full amount of the participant's account has been made, any remaining amounts shall be distributed to the participant's beneficiary by the method designated by the participant in writing delivered to the Company at the time the participant first elected to become a participant in the Plan. If a participant has not designated a beneficiary, or if no designated beneficiary is living on the date of distribution, then, notwithstanding any provision herein to the contrary such amounts shall be distributed to such participant's estate in a lump sum distribution as soon as administratively feasible following such participant's death.

        Section 3.3 In the event a participant incurs an unforeseeable emergency, the participant may make a written request to the Company for a hardship withdrawal from his or her account established under the Plan. An unforeseeable emergency is a severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or of a dependent (as defined in Section 152(a) of the Code) of the participant, loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. Withdrawals of amounts because of an unforeseeable emergency are only permitted to the extent reasonably needed to satisfy the emergency need. This section shall be interpreted in a manner consistent with Sections 1.457-2(h)(4) and 1.457-2(h)(5) of the Treasury Regulations.

        Section 3.4 Anything herein to the contrary notwithstanding, if, at any time, a court or the Internal Revenue Service determines that an amount in a participant's account is includable in the gross income of the participant and subject to tax, the Board of Directors of the Company may, in its sole discretion, permit a lump sum distribution of an amount equal to the amount determined to be includable in the participant's gross income.

                                   ARTICLE IV
                       AMENDMENT AND TERMINATION OF PLAN

        The Company reserves the right to amend or terminate the Plan at any time. Any such termination shall be effective as of the end of the calendar year during which notification is given to each participant. Notification shall be by first class mail, addressed to each participant at the participant's last known address, or by other notice acknowledged in writing by the participant. Any amounts credited to an account of any participant shall remain subject to the provisions of the Plan and distribution will not be accelerated because of the termination of the Plan. No amendment or termination shall directly or indirectly reduce the balance of any account described in the Plan as of the effective date of such amendment or termination. No additional credits or contributions will be made to the accounts of the participants under the Plan after termination of the Plan, but interest will continue to be credited to the accounts of the participants under the Plan until all benefits are distributed to the participants or to their beneficiaries. Upon termination of the Plan, distribution of amounts credited to the accounts of the participants shall be made to the participants or their beneficiaries in accordance with Article III of this Plan.

                                   ARTICLE V
                                CLAIMS PROCEDURE

        Section 5.1 For purposes of handling claims with respect to the Plan, the "Claims Reviewer" shall be the Company, unless another person or organizational unit is designated by the Company as Claims Reviewer.


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        Section 5.2     An initial claim for benefits under the Plan must be
made by the participant or his or her beneficiary in accordance with the terms of the Plan pursuant to which the benefits are provided. Not later than 90 days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the participant or the participant's beneficiary with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period. In the event the Claims Reviewer denies the claim of a participant or the beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Company upon written request therefor submitted by the claimant or the claimant's duly authorized representative and received by the President of the Company within 60 days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Company shall act to deny or accept the claim within 60 days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Company shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Company shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Company shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this
Article V.

                                   ARTICLE VI
                                 ADMINISTRATION

        Section 6.1 The right of a participant or the participant's beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither a participant nor his or her designated beneficiary shall have any rights in or against any amount credited to any accounts under this Plan or any other assets of the Company. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Company and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a participant or a participant's beneficiary. The Plan constitutes a mere promise by the Company to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

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        Section 6.2     The Plan shall be administered by the Board of Directors
of the Company (or the Compensation Committee of its Board of Directors), which shall have the authority, duty and power to interpret and construe the provisions of the Plan as the Board deems appropriate. The Board shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The interpretations, determinations, regulations and calculations of the Board shall be final and binding on all persons and parties concerned.

        Section 6.3 Expenses of administration shall be paid by the Company. The Board of Directors of the Company shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Company with respect to the Plan.

        Section 6.4 The Board of Directors of the Company shall furnish individual annual statements of accrued benefits to each participant, or current beneficiary, in such form as determined by the Board of Directors or as required by law.

        Section 6.5 The sole rights of a participant or beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder, and nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or that any assets of the Company will be sufficient to pay any benefit hereunder. Further, the adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and any participant. The Plan shall not affect the right of the Company to deal with any participants in employment respects, including their hiring, discharge, compensation, and conditions of employment.

        Section 6.6 The Company may from time to time establish rules and procedures that it determines to be necessary for the proper administration of the Plan and the benefits payable to an individual in the event that individual is declared incompetent and a conservator or other person legally charged with that individual's care is appointed. Except as otherwise provided herein, when the Company determines that such individual is unable to manage his or her financial affairs, the Company may pay such individual's benefits to such conservator, person legally charged with such individual's care, or institution then contributing toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Company and the Plan for such individual.

        Section 6.7 The Plan may be continued after a sale of assets of the Company, or a merger or consolidation of the Company into or with another corporation or entity only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall be terminated subject to the provisions of Article IV.

        Section 6.8 Each participant shall keep the Company informed of his or her current address and the current address of his or her designated beneficiary. The Company shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the participant's benefits payable under this Plan may first be made, payment may be made as though the participant had died at the end of such three-year period.

        Section 6.9 Notwithstanding any provision herein to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any participant, former participant, designated beneficiary, or any other person for any claim, loss,


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liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.



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